Exhibit 2.17
Execution Copy

QIAGEN N.V.
as Issuer
DEUTSCHE TRUSTEE COMPANY LIMITED
as Trustee
DEUTSCHE BANK AG, LONDON BRANCH
as Paying Agent and Conversion Agent
and
DEUTSCHE BANK LUXEMBOURG S.A.
as Note Registrar, Transfer Agent and Authentication Agent
INDENTURE
Dated as of November 13, 2018
1.000% Senior Unsecured Convertible Notes due 2024

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ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions 1
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount 11

Section 2.02.	Form of Notes 11

Section 2.03.	Date and Denomination of Notes 12

Section 2.04.	Execution, Authentication and Delivery of Notes 13

Section 2.05.	Paying Agent, Conversion Agent, Note Registrar and Transfer Agent 13

Section 2.06.	Paying Agent Not Party to this Indenture to Hold Money 14

Section 2.07.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Common Depositary 14

Section 2.08.	Mutilated, Destroyed, Lost or Stolen Notes 18

Section 2.09.	Temporary Notes 19

Section 2.10.	Cancellation of Notes Paid, Etc 19

Section 2.11.	ISIN and Common Code Numbers 19

Section 2.12.	Additional Notes; Repurchases 19

Section 2.13.	No Mandatory Redemption; No Sinking Fund 20

Section 2.14.	Defaulted Interest 20
ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.	Satisfaction and Discharge 20

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ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal and Interest 21

Section 4.02.	Maintenance of Office or Agency; Paying Agent and Conversion Agent 22

Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office 22

Section 4.04.	Provisions as to Paying Agent 22

Section 4.05.	Existence 23

Section 4.06.	[Intentionally Omitted] 23

Section 4.07.	Stay, Extension and Usury Laws 23

Section 4.08.	Compliance Certificate; Statements as to Defaults 23

Section 4.09.	Limitation on Liens 23

Section 4.10.	Maintenance of Listing 24

Section 4.11.	Further Instruments and Acts 24
ARTICLE 5
LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.	Lists of Noteholders 24
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.	Events of Default 24

Section 6.02.	Acceleration 26

Section 6.03.	[Intentionally Omitted] 26

Section 6.04.	Payments of Notes on Default; Suit Therefor 26

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Section 6.05.	Application of Monies Collected by Trustee 28

Section 6.06.	Proceedings by Noteholders 28

Section 6.07.	Proceedings by Trustee 29

Section 6.08.	Remedies Cumulative and Continuing 29

Section 6.09.	Direction of Proceedings and Waiver of Defaults by Majority of Noteholders 29

Section 6.10.	Notice of Defaults 30

Section 6.11.	Undertaking to Pay Costs 30
ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01.	Duties and Responsibilities of Trustee 31

Section 7.02.	Reliance on Documents, Opinions, Etc 32

Section 7.03.	No Responsibility for Recitals, Etc 34

Section 7.04.	Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes 34

Section 7.05.	Monies to Be Held in Trust 34

Section 7.06.	Compensation and Expenses of Trustee 34

Section 7.07.	Officers’ Certificate as Evidence 35

Section 7.08.	Conflicting Interests of Trustee 35

Section 7.09.	Eligibility of Trustee 35

Section 7.10.	Resignation or Removal of Trustee 35

Section 7.11.	Acceptance by Successor Trustee 36

Section 7.12.	Succession by Merger, Etc 37

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Section 7.13.	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee 37

Section 7.14.	Agents; General Provisions 38

ARTICLE 8
CONCERNING THE NOTEHOLDERS

Section 8.01.	Action by Noteholders 39

Section 8.02.	Proof of Execution by Noteholders 39

Section 8.03.	Who Are Deemed Absolute Owners 39

Section 8.04.	Company-Owned Notes Disregarded 39

Section 8.05.	Revocation of Consents; Future Noteholders Bound 40
ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without Consent of Noteholders 40

Section 9.02.	Supplemental Indentures With Consent of Noteholders 41

Section 9.03.	Effect of Supplemental Indentures 42

Section 9.04.	Notation on Notes 42

Section 9.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee 42
ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01.	Company May Consolidate, Etc. on Specified Terms 42

Section 10.02.	Successor Corporation to Be Substituted 43

Section 10.03.	Opinion of Counsel to Be Given to Trustee 43

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ARTICLE 11
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 11.01.	Indenture and Notes Solely Corporate Obligations 43
ARTICLE 12
CONVERSION OF NOTES

Section 12.01.	Conversion Right 44

Section 12.02.	Conversion Procedure 46

Section 12.03.	Increased Conversion Ratio Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes 48

Section 12.04.	Adjustment of Conversion Ratio 50

Section 12.05.	Effect of Reclassification, Consolidation, Merger or Sale 58

Section 12.06.	Responsibility of Trustee; Conversion Agent 60

Section 12.07.	Notice to Noteholders Prior to Certain Actions 60

Section 12.08.	Stockholder Rights Plans 61
ARTICLE 13
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01.	Repurchase at Option of Noteholders upon a Fundamental Change 61

Section 13.02.	Withdrawal of Fundamental Change Repurchase Notice 63

Section 13.03.	Deposit of Fundamental Change Repurchase Price 64
ARTICLE 14
REDEMPTION AT THE OPTION OF THE COMPANY

Section 14.01.	Right of Redemption 65

Section 14.02.	Notice to Trustee 65

Section 14.03.	Redemption Notice 65

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Section 14.04.	Deposit of Redemption Price 66

Section 14.05.	Restrictions on Redemption 66
ARTICLE 15
MISCELLANEOUS PROVISIONS

Section 15.01.	Provisions Binding on Company’s Successors 66

Section 15.02.	Official Acts by Successor Corporation 66

Section 15.03.	Addresses for Notices, Etc 66

Section 15.04.	Governing Law 67

Section 15.05.	Submission to Jurisdiction 67

Section 15.06.	Legal Holidays 68

Section 15.07.	No Security Interest Created 68

Section 15.08.	Benefits of Indenture 68

Section 15.09.	Table of Contents, Headings, Etc 68

Section 15.10.	Authentication Agent 68

Section 15.11.	Execution in Counterparts 69

Section 15.12.	Severability 69

Section 15.13.	Waiver of Jury Trial 69

Section 15.14.	Calculations; Calculation Agent 69

EXHIBITS
Exhibit A    Form of Note    A-1
Exhibit B    Form of Notice of Conversion    B-1
Exhibit C    Form of Confirmation of Conversion    C-1
Exhibit D    Form of Fundamental Change Repurchase Notice    D-1

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Exhibit E    Form of Assignment and Transfer    E-1

INDENTURE dated as of November 13, 2018 among QIAGEN N.V., as issuer (the “Company”), and Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent and Conversion Agent, and Deutsche Bank Luxembourg S.A., as Note Registrar and Authentication Agent.
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.000% Senior Unsecured Convertible Notes due 2024 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $500,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Confirmation of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authentication Agent, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, each party agrees for the benefit of the other parties and the Company and Trustee agree for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
Article 1
DEFINITIONS
SECTION 1.01.    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Adjusted Parity Value” shall have the meaning set forth in Section 12.01(b)(i).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, Transfer Agent, Conversion Agent, Authentication Agent or Paying Agent (including the initial Paying Agent and any additional Paying Agents).
“Applicable Procedures” means, with respect to any conversion of, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such conversion, transfer or exchange at the relevant time.
“Authentication Agent” shall have the meaning set forth in Section 15.10.
“Authorized Director” means, with respect to the Company, each managing director, individually and any other individual granted authority to act on behalf of the Company pursuant to a power of attorney.
“Bankruptcy Law” means the Netherlands Bankruptcy Act (Faillissementswet) , as now and hereafter in effect, or any successor statute, or the laws of any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any similar foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendments to, succession to or change in any such law.
“Board of Directors” means the Supervisory Board or the Managing Board.
“Board Resolution” means a copy of a resolution certified by the Chairman or the Secretary of the Board of Directors to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City, London, Amsterdam and Frankfurt and (in relation to any date for the payment or purchase of a currency other than U.S. dollars) the principal financial center of the country of that currency.
“Calculation Agent” means Conv-Ex Advisors Limited.
“Calculation Period” means, with respect to any Note surrendered for conversion: (i) if the relevant Conversion Date falls within the Contingent Conversion Period, the period of 50 consecutive Trading Days period beginning on, and including, the second Trading Day immediately following the Conversion Date; and (ii) if the relevant Conversion Date falls after the last Business Day of the Contingent Conversion Period, the period of 50 consecutive Trading Days beginning on, and including, the 55th Scheduled Trading Day immediately preceding the Maturity Date.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) share capital issued by that entity.
“Cash Settlement Amount” shall have the meaning specified in Section 12.02(a).
“Clause A Distribution” shall have the meaning specified in Section 12.04(c).
“Clause B Distribution” shall have the meaning specified in Section 12.04(c).

“Clause C Distribution” shall have the meaning specified in Section 12.04(c).
“Clearstream” means Clearstream Banking, société anonyme.
“close of business” means 5:00 p.m. (London time), except as concerns any adjustment to the Conversion Ratio contemplated by Section 12.04 (other than Section 12.04(g)), in which case such term shall mean the close of trading on the Relevant Exchange.
“Commission” means the Securities and Exchange Commission.
“Common Depositary” means, with respect to the Global Notes, a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG, London Branch, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Common Depositary” shall mean or include such successor.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means, subject to Section 12.04 and Section 12.05, ordinary shares of Capital Stock of the Company, par value €0.01 per share.
“Company” means QIAGEN N.V., a company organized under the laws of The Netherlands, and subject to the provisions of Article 10, shall include its successors and assigns.
“Company Order” means a written request or order signed in the name of the Company by an Authorized Director and delivered to the Trustee or an Authentication Agent.
“Contingent Conversion Period” means any time on or after the open of business on December 24, 2018 and prior to the close of business on the Business Day immediately preceding August 2, 2024.
“Conversion Agent” shall have the meaning specified in Section 2.05.
“Conversion Date” shall have the meaning specified in Section 12.02(c).
“Conversion Obligation” shall have the meaning specified in Section 12.01(a).
“Conversion Price” means, as of any date, $200,000, divided by the Conversion Ratio as of such date.
“Conversion Ratio” shall have the meaning specified in Section 12.01(a).
“Conversion Trigger Price” shall have the meaning specified in Section 12.01.
“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Trustee Company Limited, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Facsimile No.: +44 20 7547 6149, Attn: The Managing Director, or such other address as the

Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).
“Daily Cash Settlement Amount” means, for each consecutive Trading Day during the Calculation Period, one 50th (1/50th) of the product of (i) the applicable Conversion Ratio on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day, as determined by the Calculation Agent.
“Daily Trading Price Unavailability Event” shall have the meaning set forth in Section 12.01(b)(i).
“Daily VWAP” for the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock as displayed on Bloomberg page “QGEN US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading of the primary trading session on the Relevant Exchange until the scheduled close of trading of the primary trading session on the Relevant Exchange on such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the market value of one share of the Common Stock on such Trading Day as determined by the Calculation Agent using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session. For the avoidance of doubt, in calculating the “Daily VWAP” while the Relevant Exchange is the New York Stock Exchange (NYSE), the Calculation Agent shall enter “09:30” (Local Time) as the start time input for the scheduled opening of trading and “16:00” (Local Time) as the end time input for the scheduled close of trading of the primary trading session (or such other time inputs as changes to market practice after the original issuance of the Notes may dictate, as determined in its sole discretion by the Calculation Agent (if the Calculation Agent determines in its sole discretion it is able to make such determination) or (in any other case) an Independent Expert on the aforementioned Bloomberg page.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any May 13 or November 13 of each year, beginning May 13, 2019.
“Distributed Property” shall have the meaning specified in Section 12.04(c).
“Effective Date” shall have the meaning specified in Section 12.03(a).
“Euroclear” means Euroclear Bank SA/NV.
“European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became a member of the European Union after January 1, 2004.
“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expiration Date” shall have the meaning specified in Section 12.04(e).
“Expiration Time” shall have the meaning specified in Section 12.04(e).
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means a fiscal year of the Company.
“Foundation” means the Stichting Preferente Aandelen QIAGEN.
“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:
(a)    any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries or (solely as concerns preference shares, and not, for the avoidance of doubt, Common Stock) the Foundation, has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
(b)    the consummation of (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to herein as an “event”); provided, however, that (x) any such event where the holders of the Company’s Common Equity immediately prior to such event, own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such event with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event shall not be a Fundamental Change and (y) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into common shares of the surviving entity and where the holders’ proportional voting power immediately after such event is in substantially the same proportions as their respective voting power before such event shall not be a Fundamental Change;
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)    the Common Stock (or any common stock then underlying the Notes) ceases to be listed or admitted to trading, as the case may be, on (or the relevant exchange announces that, pursuant to the rules of such exchange, such Common Stock (or common stock, as the case may be) will cease to be listed on) The New York Stock Exchange for any reason and is not (or will not be) immediately re-listed, (and fails (or will fail) to continue to be listed) on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, the Frankfurt Stock Exchange (Prime Standard), the London Stock Exchange (Main Market) or Euronext (Paris or Amsterdam);
provided, however, that (i) no transaction or event described in clause (a) or (b) above will constitute a Fundamental Change if at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, if any, in the transaction or event that would otherwise have constituted the Fundamental Change consists of Publicly Traded Securities, and as a result of the event, the Notes become convertible (pursuant to the terms of this Indenture) into cash by reference to such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 12.02(a)); and (ii) if any preference shares issued to the Foundation are later redeemed upon order of a court, or at the initiative of the Foundation or the Company, and the circumstances which would have constituted a Fundamental Change under (a) above but for the exercise of the Foundation’s option continue to exist, then a Fundamental Change shall be deemed to have occurred as of the date of the redemption of such preference shares.
For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act (except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time ) and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
After any transaction in which the Common Stock is replaced by the securities of another entity pursuant to Section 12.05, should one occur, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Repurchase Date, references to the Company in the definition of “Fundamental Change” above will apply to such other entity instead. For the avoidance of doubt, no calculation or determination in relation to this definition shall be a duty or obligation of the Trustee or any Agent.
“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(b).
“Fundamental Change Expiration Time” shall have the meaning specified in Section 13.01(b)(v).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(a)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01(a).

“Global Note” shall have the meaning specified in Section 2.07(b).
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Independent Expert” means an independent bank of international standing or an independent financial adviser with relevant expertise appointed by the Issuer at its own expense, which may be the Calculation Agent.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Interest Payment Date” means each May 13 and November 13 of each year, beginning May 13, 2019; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.
“Interest Record Date”, with respect to any Interest Payment Date, shall mean, with respect to any Global Notes, May 12 or November 12 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively, and, with respect to any definitive Notes, April 28 or October 29 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.
“Investor Measurement Period” shall have the meaning set forth in Section 12.01(b)(i).
“Investor Notice” shall have the meaning set forth in Section 12.01(b)(i).
“Investor Notice Date” shall have the meaning set forth in Section 12.01(b)(i).
“Last Reported Sale Price” means, in respect of the Common Stock or any security, option, warrant or other right or asset on any Trading Day, the closing price on such Trading Day on the Relevant Exchange of the Common Stock or, as the case may be, security, option, warrant, or other right or asset as published by or derived from Bloomberg page HP (or any successor page) (setting Last Price, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of the Relevant Exchange in respect of such Common Stock, security, option, warrant or other right or asset (all as determined in good faith by the Calculation Agent) (and for the avoidance of doubt such Bloomberg page for the Common Stock as at the date of issue of these Notes is QGEN US Equity HP), if any or, in any such case, such other source (if any) as shall be determined to be appropriate by the Calculation Agent or an Independent Expert on such Trading Day, provided that if on any such Trading Day (the “Affected Last Reported Sale Price Day”) such price is not available or cannot otherwise be determined as provided above, the Last Reported Sale Price of the Common Stock, security, option, warrant or other right or asset, as the case may be, in respect of such Trading Day shall be the Last Reported Sale Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined as aforesaid, and further provided that if such immediately preceding Trading Day falls prior to the fifth day prior to the Affected Last Reported Sale Price Day, an Independent Expert shall determine the Last Reported Sale Price in good faith.

“Local Time” means the local time where the Relevant Exchange is located.
“Make-Whole Conversion Ratio Adjustment” shall have the meaning specified in Section 12.03(a).
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined without regard to the proviso in clause (b)(x) of such definition). For the avoidance of doubt, the proviso following clause (d) of the definition of “Fundamental Change” shall be given full effect for purposes of the preceding sentence.
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 12.03(a).
“Managing Board” means the managing board (raad van bestuur) of the Company or a committee of such board duly authorized to act for it hereunder.
“Market Disruption Event” means (a) a failure by Relevant Exchange to open for trading during its regular trading session or (b) the occurrence or existence, prior to 1:00 p.m., Local Time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
“Material Subsidiary’’ means a Subsidiary of the Company that, on a non-consolidated basis, has combined third-party revenues (from non-affiliated parties) prepared in accordance with accounting principles generally accepted in the United States, in excess of 5% of the consolidated revenues of the Company for the most recently completed fiscal year.
“Maturity Date” means November 13, 2024.
“Measurement Period” shall have the meaning specified in Section 12.01(b)(i).
“Merger Event” shall have the meaning specified in Section 12.05.
“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.
“Note Register” shall have the meaning specified in Section 2.07(a).
“Note Registrar” shall have the meaning specified in Section 2.07(a).
“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
“Notice of Conversion” shall have the meaning specified in Section 12.02(b).
“Officer” means, with respect to the Company, any member of the Managing Board the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, or any other person performing similar functions.

“Officers’ Certificate” means a certificate signed by two Officers of the Company duly authorized to represent the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer or the principal accounting officer of the Company.
“Open Market” means the open market segment (Freiverkehr) of the Frankfurt Stock Exchange.
“open of business” or “opening of business” means 9:00 a.m. (London time), except as concerns any adjustment to the Conversion Ratio contemplated by Section 12.04 (other than Section 12.04(g)), in which case such terms shall mean the open of trading on the Relevant Exchange.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee in a form satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)Notes that have been paid pursuant to Section 2.10 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(c)Notes that have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, for which the Company has deposited cash with the Trustee or the Paying Agent or paid cash to Noteholders (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(d)Notes converted pursuant to Article 12.
“Parity Event” shall have the meaning set forth in Section 12.01(b)(i).
“Parity Value” shall have the meaning set forth in Section 12.01(b)(i).
“Participant” means a Person who has an account with Euroclear or Clearstream.
“Paying Agent” shall have the meaning specified in Section 2.05.
“Permitted Denominations” shall have the meaning specified in Section 2.03.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Publicly Traded Securities” means shares of common stock that are traded on a U.S. national securities exchange or on the Frankfurt Stock Exchange (Prime Standard), the London Stock Exchange (Main Market), Euronext (Paris or Amsterdam), or that will be so traded when issued or exchanged in connection with a Fundamental Change described in clause (a) or (b) of the definition thereof.
“Record Date” shall have the meaning specified in Section 12.04(f).
“Redemption Date” shall have the meaning specified in Section 13.02.
“Reference Property” shall have the meaning specified in Section 12.05.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Legend” shall have the meaning set forth in Section 2.07.
“Resale Restriction Termination Date” shall have the meaning set forth in the Regulation S Legend.
“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee, including any director, associate director, vice president, assistant vice president, assistant secretary or any other officer of the Trustee, who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Relevant Currency” means at any time, the currency in which the Common Stock is listed, quoted or dealt in at such time on the Relevant Exchange.
“Relevant Exchange” means
(i)    in respect of the Common Stock, the New York Stock Exchange or, if the Common Stock is not then listed or admitted to trading on such exchange, the principal U.S. national securities exchange on which the Common Stock is listed or traded, or, if the Common Stock is not then listed or admitted to trading on a U.S. national securities exchange, the principal exchange as between the Frankfurt Stock Exchange (Prime Standard), the London Stock Exchange (Main Market) and the Euronext (Paris or Amsterdam) on which the Common Stock is then listed or traded; and
(ii)    in respect of any securities (other than Common Stock), options, warrants or other rights or assets, the principal stock exchange or securities market on which such securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in, provided that if such securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such securities, options, warrants or other rights or assets are then traded as determined by the Calculation Agent (if the Calculation Agent determines in its sole discretion it is able to make such determination) or (in any other case) an Independent Expert by reference to the stock exchange or securities market with the highest average daily trading volume in respect of such securities, options, warrants or other rights or assets.
“Relevant Indebtedness” means any indebtedness for borrowed money in the form of or represented by, bonds, notes, debentures or other securities which, in each case, are to be quoted or listed, or are ordinarily dealt in or traded, on any stock exchange, over-the-counter or other securities market (whether or not initially distributed by way of private placement), but excluding any such indebtedness which has a stated maturity not exceeding one year.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Spin-Off” shall have the meaning specified in Section 12.04(c)(i).
“Stock Price” means (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the arithmetic average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change, as determined by the Calculation Agent. The Calculation Agent (if the Calculation Agent determines in its sole discretion it is able to make such determination) or (in any other case) an Independent Expert will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Ratio that becomes effective, or any event requiring an adjustment to the Conversion Ratio where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
“Subsidiary” means (a) with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person or (b) a subsidiary within the meaning of Article 2:24a of the Dutch Civil Code.
“Successor Company” shall have the meaning specified in Section 10.01(a).

“Supervisory Board” means the supervisory board (raad van commissarissen) of the Company or a committee of such board duly authorized to act for it hereunder.
“Trading Day” means a day during which trading in the Common Stock generally occurs on the Relevant Exchange and there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price or Daily VWAP must be determined) is not so traded or quoted, “Trading Day” means “Business Day.”
“Trading Price” shall have the meaning set forth in Section 12.01(b)(i).
“Trading Price Determination Date” shall have the meaning set forth in Section 12.01(b)(i).
“Trading Price Notification Date” shall have the meaning set forth in Section 12.01(b)(i).
“Trading Price Unavailability Event” shall have the meaning set forth in Section 12.01(b)(i).
“Trigger Event” shall have the meaning specified in Section 12.04(c).
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, in its capacity as trustee, until a successor or assignee shall have become Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Valuation Period” shall have the meaning specified in Section 12.04(c).
“Weighted Average Consideration” shall have the meaning specified in Section 12.05.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES
SECTION 2.01.    Designation and Amount. The Notes shall be designated as the 1.000% Senior Unsecured Convertible Notes due 2024. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $500,000,000, subject to Section 2.12 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07, Section 2.08, Section 2.09, Section 2.11, Section 12.02 and Section 13.03 hereof.
SECTION 2.02.    Form of Notes. The Notes and the Trustee’s or the Authentication Agent’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Global Note, which shall be deposited with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee or any Authentication Agent as hereinafter provided.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Common Depositary, any regulatory body or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any relevant exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
A Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Note Registrar in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal (including any Fundamental Change Repurchase Price or redemption price) and accrued and unpaid interest on a Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
SECTION 2.03.    Date and Denomination of Notes. The Notes shall be represented by one or more Global Notes in fully registered form (and in limited circumstances, by notes in definitive form as described in Section 2.05 below) without interest coupons in minimum denominations of $200,000 principal amount and integral multiples thereof (“Permitted Denominations”). Each Note shall be dated the date of its authentication.
SECTION 2.04.    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee or an Authentication Agent for authentication, together with a Company Order for the authentication and delivery of such Notes, which order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holders of the said Notes and delivery instructions, and the Trustee or Authentication Agent in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee or an Authentication Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or an Authentication Agent upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee or an Authentication Agent, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
SECTION 2.05.    Paying Agent, Conversion Agent, Note Registrar and Transfer Agent. The Company will maintain one or more Paying Agents for the Notes in the City of London (each, a “Paying Agent”). The Company will also maintain a conversion agent (the “Conversion Agent”). The initial Paying Agent and Conversion Agent will be Deutsche Bank AG, London Branch, and Deutsche Bank AG, London Branch in its capacities as Paying Agent and Conversion Agent, hereby accepts such appointment.
The Company will also maintain a registrar (“Note Registrar”) and a transfer agent (the “Transfer Agent”). The initial Note Registrar and initial Transfer Agent will be Deutsche Bank Luxembourg S.A. The terms “Note Registrar” and “Transfer Agent” include any co-registrars and additional transfer agents, as applicable. The Note Registrar and the Transfer Agent shall keep a register reflecting ownership of the Notes outstanding from time to time and of their transfer and exchange. Deutsche Bank Luxembourg S.A., in its capacities as Note Registrar and Transfer Agent, hereby accepts such appointment.
The Company shall enter into an appropriate agency agreement with any Paying Agent, Conversion Agent, Note Registrar or Transfer Agent not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, Conversion Agent, Note Registrar or Transfer Agent, the Trustee may act, or may arrange for appropriate parties to act, as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.
The Company may change any Paying Agents, Conversion Agents, Note Registrars or Transfer Agents without prior notice to the Noteholders; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, Conversion Agent, Note Registrar or Transfer Agent, as the case may be, and delivered to the Trustee.
Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 60 days’ prior written notice of such resignation to the Trustee and the Company. The Trustee or the Company may remove any Agent at any time by giving 60 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Company, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company fails to appoint a successor within 60 days, the resigning Agent may appoint a successor on behalf of and at the expense of the Company. The properly incurred and documented costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such appointment shall be paid by the Company.
SECTION 2.06.    Paying Agent Not Party to this Indenture to Hold Money. No later than 10:00 a.m. (London time) on the Business Day prior to each due date of the principal, interest and any other amounts payable by the Company on any Note, the Company shall deposit with the appropriate Paying Agent a sum sufficient to pay such principal, interest and premium, and any other amounts when so becoming due and, subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Company shall before 10:00 a.m. (London time), on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms by fax or tested SWIFT MT100 message to the Paying Agent the irrevocable payment instructions relating to such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee or such entity designated by the Trustee for this purpose and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.06, the Paying Agent shall have no further liability for the money delivered to the Trustee. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.06, (ii) and until they have confirmed receipt of funds sufficient to make the relevant payment.
SECTION 2.07.    Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (1) Upon surrender for registration of transfer of any Note to the Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee or an Authentication Agent shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.05. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee or an Authentication Agent shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee or the Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes for which notice of redemption has been given in accordance with Article 14 hereof; (iii) a Note other than in amounts of $200,000 or integral multiple thereof, or (iv) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 13 hereof.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(a)    So long as the Notes are eligible for book-entry settlement with the Common Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Common Depositary or the nominee of the Common Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Common Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Trustee, Registrar or Transfer Agent to effect the transfers described in this Section 2.07(b) in the same Global Note. In connection with all transfers and exchanges of beneficial interests in a Global Note (other than transfers of beneficial interests in connection with which the transferor takes delivery thereof in the form of a beneficial interest in the same Global Note), the Transfer Agent (copied to the Trustee and the Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to debit from the transferor a beneficial interest in an amount equal to the beneficial interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.
In connection with an exchange of a definitive Note for a beneficial interest in a Global Note, the Transfer Agent must receive a written order (copied to the Trustee and the Registrar) directing the Common Depositary to credit the account of the transferee or its Participant in an amount equal to the beneficial interest in such Global Note to be acquired as a result of such exchange.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Transfer Agent (copied to the Trustee and the Registrar), as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Common Depositary to reflect such increase or decrease in its systems.
In connection with any transfer or exchange of definitive Notes, or any portion thereof, the holder of such Notes shall present or surrender to the Transfer Agent (copied to the Trustee and the Registrar) the definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing.

(b)    Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.
(c)    Every Note (including the beneficial interest in Global Notes) shall be subject to the restrictions on transfer in the Regulation S Legend set forth below, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(d) and Exhibit A, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Each Note (including each Global Note) shall bear a legend in substantially the following form on the face thereof (the “Regulation S Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF EACH OF THE COMPANY, THE NOTE REGISTRAR AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D), TO REQUIRE DELIVERY OF A CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO IT. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE NOTE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE.
Each Global Note shall bear a legend in substantially the following form on the face thereof:
THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITORY NAMED BELOW OR A NOMINEE OF THE COMMON DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE COMMON DEPOSITORY TO A NOMINEE OF THE COMMON DEPOSITORY OR BY A NOMINEE OF THE COMMON DEPOSITORY TO THE COMMON DEPOSITORY OR ANOTHER NOMINEE OF THE COMMON DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS SECURITY AND THE INDENTURE. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE COMPANY, THE TRUSTEE, THE AGENTS AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the completed Form of Assignment and Transfer has been checked.
(d)    If (i) Euroclear or Clearstream notifies the Company at any time that they are unwilling or unable to continue as clearing agencies for the Global Notes and a successor is not appointed within 120 days or (ii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes in writing to Euroclear and Clearstream, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver (or cause an Authentication Agent to authenticate and deliver) Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) as Euroclear and Clearstream shall instruct (but only in Permitted Denominations), in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its standing procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Paying Agent to reflect such reduction or increase.
Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Common Depositary or Euroclear or Clearstream.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of Euroclear or Clearstream, the Common Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Common Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through Euroclear or Clearstream subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear or Clearstream with respect to its direct or indirect participants.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.08.    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an Authentication Agent, upon receipt of a Company Order, shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such Authentication Agent such security, indemnity or pre-funding as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such Authentication Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such Authentication Agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such Authentication Agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash, shall become mutilated or be destroyed, lost or stolen, or notice of redemption has been given in accordance with Article 14 hereof, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authentication Agent such security, indemnity or pre-funding as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, including without limitation if a Note is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
SECTION 2.09.    Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an Authentication Agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable only in Permitted Denominations, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such Authentication Agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such Authentication Agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such Authentication Agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
SECTION 2.10.    Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Conversion Agent or the Trustee, be surrendered to the Note Registrar and promptly canceled by it, or, if surrendered to the Note Registrar, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Note Registrar shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Note Registrar for cancellation.
SECTION 2.11.    ISIN and Common Code Numbers. The Company in issuing the Notes may use an “ISIN” or “Common Code” or similar identifier and, if so, such ISIN or Common Code or similar identifier shall be included in notices to Noteholders as a convenience to them; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN or Common Code or similar identifier printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such identifiers. The Company will promptly notify the Trustee of any change in the ISIN or Common Code or similar identifier.
SECTION 2.12.    Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms and with the same ISIN or Common Code number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless they will be fungible with the original Notes for U.S. federal income tax and securities law purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 15.05, as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.
SECTION 2.13.    No Mandatory Redemption; No Sinking Fund. The Company will not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.
SECTION 2.14.    Defaulted Interest. Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing as soon as practicable of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee (or any Paying Agent designated for such purpose) an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than seven days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee, in writing, of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be delivered to Noteholders pursuant to Section 15.03 not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid by the Trustee (or such Paying Agent) to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system.

ARTICLE 3
SATISFACTION AND DISCHARGE
SECTION 3.01.    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments, prepared by the Company, acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (y) Notes for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation or have been fully paid or converted in accordance with this Indenture; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, cash sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
SECTION 4.01.    Payment of Notes. The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Repurchase Price or any redemption price), and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes, provided, however, that in the case of Global Notes, such payments of principal, interest and other amounts payable by the Company (if any) shall be paid to the Paying Agent for onward payment to Euroclear and Clearstream. Principal, interest and any other amounts payable by the Company will be considered duly paid on the date due if the Paying Agent holds as of 10:00 a.m. (London time) one Business Day prior to the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and other amounts payable by the Company, if any, then due.
Each Note shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (except defaulted interest) shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the office of the Paying Agent. The Notes will be payable as to principal and interest through the Paying Agent.
The Company will pay interest (including post-petition interest, if any, in any proceeding under any Bankruptcy Law) on overdue principal (and on overdue installments of accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law) from time to time on demand (subject to Section 2.14 hereof) at the rate provided in the Notes.
All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction of such taxes is then required by law.
The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company will use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any taxes so deducted or withheld. The Company will furnish to the Trustee, within a reasonable time after the date the payment of any taxes so deducted or withheld is made, certified copies of tax receipts evidencing payment by the Company, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity. Upon request, copies of tax receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the holders or beneficial owners of the Notes.
For the avoidance of doubt, the Company will not be required to pay any additional or further amounts in respect of such withholding or deduction.
SECTION 4.02.    Maintenance of Office or Agency; Paying Agent and Conversion Agent. The Company will maintain the offices or agencies specified in Section 2.05. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.03.    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
SECTION 4.04.    Provisions as to Paying Agent. (1) The Company will cause each Paying Agent (other than Deutsche Bank AG, London Branch) to agree:
(i)    that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest on the Notes for the benefit of the holders of the Notes or the Trustee;

(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest on the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.
No later than 10:00 a.m. (London time) one Business Day prior to each due date of the principal of (including the Fundamental Change Repurchase Price or any redemption price) or accrued and unpaid interest on the Notes, the Company will deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price or any redemption price) or accrued and unpaid interest and promptly notify the Trustee, in writing, of any failure to take such action.
(b)    [Intentionally Omitted]
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, with the prior consent of the Trustee at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held by the Company or any Paying Agent hereunder, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
(d)    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of (including the Fundamental Change Repurchase Price or any redemption price) and accrued and unpaid interest on any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price or any redemption price) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the Financial Times notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 4.05.    Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
SECTION 4.06.    [Intentionally Omitted]
SECTION 4.07.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.08.    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2018) and upon any request an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.
SECTION 4.09.    Limitation on Liens. As long as any of the Notes remain outstanding, none of the Company or any Material Subsidiary will create or permit to subsist any mortgage, pledge, lien, charge or security interest upon, or with respect to, any present or future assets or revenues of the Company or any Material Subsidiary, for the purpose of securing any (1) Relevant Indebtedness or (2) guarantee of any Relevant Indebtedness unless in such case the Company or any Material Subsidiary, as the case may be, shall simultaneously with, or prior to, the creation of such mortgage, pledge, lien, charge or security interest, take any and all action necessary to procure that all amounts payable by it in respect of the Notes are secured equally and ratably with the Relevant Indebtedness or guarantee secured by such mortgage, pledge, lien, charge or security interest.
SECTION 4.10.    Maintenance of Trading. The Company will use commercially reasonable efforts to have the Notes traded on the Open Market within three (3) months of the original issuance of the Notes and all commercially reasonable efforts to maintain such trading on the Open Market for so long as such Notes are outstanding; provided that if at any time the Company determines that maintenance of such trading on the Open Market is unduly onerous, it will obtain, prior to cessation of trading, and thereafter use all commercially reasonable efforts to maintain, a trading of the Notes on another recognized stock exchange or trading platform.
SECTION 4.11.    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5
LISTS OF NOTEHOLDERS AND REPORTS BY
THE COMPANY AND THE TRUSTEE
SECTION 5.01.    Lists of Noteholders. The Note Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders. The Company will or cause the Note Registrar to furnish to the Trustee (but only if the Trustee so requires) and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Noteholders in such form and as of such date as the Trustee or the Paying Agent may reasonably require.

ARTICLE 6
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default. Each of the following shall be an “Event of Default”:
(a)    default in the payment of the principal of any Note at its maturity, upon required repurchase, upon redemption, which failure continues for three Business Days or more;
(b)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more;
(c)    default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (f) or (g) of this Section 6.01), and continuance of such default or breach for a period of sixty days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;
(d)    a default or defaults under any bonds, notes, debentures or other evidences of indebtedness (other than the Notes) by the Company or any Subsidiary that is a Material Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;
(e)    the entry against the Company or any Subsidiary that is a Material Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50,000,000, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of sixty consecutive days;
(f)    the failure to deliver the Cash Settlement Amount owing upon conversion of any Note when due, which failure continues for five Business Days or more;
(g)    the failure to timely issue a Fundamental Change Company Notice in accordance with Section 13.01(b), which failure continues for five Business Days or more; or
(h)    (1)    the Company or any Subsidiary that is a Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case (including, in the case of the Company (i) the filing of a request for bankruptcy within the meaning of Section 1 of the Netherlands Bankruptcy Act (“Faillisementswet”) or (ii) the filing of a request for a moratorium of payments within the meaning of Section 214 of the Netherlands Bankruptcy Act);
(B)    consents to the entry of an order for relief against it in an involuntary case, dissolution or liquidation;

(C)    consents to the appointment of a custodian, receiver (curator) or administrator (bewindvoerder) of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    admits, in writing, its inability generally to pay its debts as they become due; or
(ii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief again any Subsidiary that is a Material Subsidiary in an involuntary case, dissolution or liquidation;
(B)    appoints a custodian, receiver (curator) or administrator (bewindvoerder) of any Subsidiary that is a Material Subsidiary or for all or substantially all of the property of any of the Company’s Material Subsidiaries or, in the case of the Company, declares the Company bankrupt within the meaning of Section 1 of the Netherlands Bankruptcy Act without such judgment being removed or stayed within 45 days; or
(C)    orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.
SECTION 6.02.    Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in clause (h) of Section 6.01), unless the principal of all of the Notes shall have already become due and payable (or waived), either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.
If an Event of Default specified in clause (h) of Section 6.01 occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall be immediately due and payable.
Any acceleration pursuant to this Section 6.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Paying Agent a sum sufficient to pay installments of accrued and unpaid interest, if any, upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law), and on such principal at the rate provided in the Notes) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver the Cash Settlement Amount due upon conversion) and rescind and annul such declaration and its consequences and such Default (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Cash Settlement Amount due upon conversion) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a failure to repurchase any Notes when required upon a Fundamental Change or a failure to pay the Cash Settlement Amount due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.
SECTION 6.03.    [Intentionally Omitted]
SECTION 6.04.    Payments of Notes on Default; Suit Therefor. If an Event of Default under clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest with interest on any overdue principal and interest at the rate provided in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel fees, and including any other amounts due to the Trustee under Section 7.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall, to the extent permitted by applicable laws, be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.
SECTION 6.05.    Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee, the Agents and their respective agents and attorneys under Section 7.06;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest is enforceable under applicable law and has been collected by the Trustee) upon the overdue installments of interest at the rate provided in the Notes, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price, the cash component of the Conversion Obligation, or any redemption price, if any, then owing and unpaid upon the Notes for principal and interest with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate provided in the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct.
SECTION 6.06.    Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security, indemnity or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such sixty-day period pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of (including the Fundamental Change Repurchase Price upon repurchase pursuant to Section 13.01 or any redemption price or the Cash Settlement Amount upon conversion), and accrued and unpaid interest on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 6.07.    Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
SECTION 6.08.    Remedies Cumulative and Continuing. Except as provided in the second paragraph of Section 2.08 and Section 6.04, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
SECTION 6.09.    Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price or any redemption price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to deliver cash due upon conversion of the Notes, or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
SECTION 6.10.    Notice of Defaults. The Trustee shall, within ninety days after the occurrence and continuance of a Default or Event of Default of which a Responsible Officer has actual knowledge give notice of all Defaults known to a Responsible Officer to all Noteholders, unless such Defaults or Events of Default shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default or Event of Default in the payment of the principal of, accrued and unpaid interest on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price or any redemption price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
SECTION 6.11.    Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of accrued and unpaid interest on any Note (including, but not limited to, the Fundamental Change Repurchase Price or any redemption price with respect to the Notes being repurchased or redeemed as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 12.

ARTICLE 7
CONCERNING THE TRUSTEE
SECTION 7.01.    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity, security or pre-funding satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, except that:
(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b)    in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(c)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was grossly negligent in ascertaining the pertinent facts;
(d)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(e)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(f)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any Note Registrar with respect to the Notes; and
(g)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Trustee will not be liable to the Noteholders if prevented or delayed from performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
SECTION 7.02.    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it (which may include pre-funding) against the costs, expenses and liabilities that may be incurred therein or thereby;
(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(g)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(h)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to the Indenture (i.e., an incumbency certificate);
(i)    the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;
(j)    the Company shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture);
(k)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(l)    the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to take such action in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power;
(m)    the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes;
(n)    the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured to its satisfaction, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each Agent in their various capacities hereunder, each custodian and other Person employed to act as agent hereunder. Each of the Trustee and the Agents shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party;
(o)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and
(p)    the Trustee may assume without inquiry in the absence of actual knowledge of a Responsible Officer that the Company is duly complying with its obligations contained in this Indenture and that no Event of Default or other event which would require repayment of the Notes has occurred;
In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as proven in a court of competent jurisdiction in a final and non-appealable decision. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any holder of the Notes.
SECTION 7.03.    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Authentication Agent’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
SECTION 7.04.    Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.
SECTION 7.05.    Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
SECTION 7.06.    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses (including taxes except for any taxes assessed on the Trustee that are imposed or calculated by reference to the net income received or receivable by the Trustee), disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith as determined by a final, non-appealable order of a court of competent jurisdiction. In the event of being requested by the Company to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Company shall pay to the Trustee such additional remuneration as shall be agreed between them. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, its officers, directors, agents or employees, or such agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

SECTION 7.07.    Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee as determined by a court of competent jurisdiction in a final and non-appealable decision, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
SECTION 7.08.    Conflicting Interests of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event the Trustee has or shall acquire a conflicting interest, the Trustee shall either eliminate such interest within ninety days or resign.
SECTION 7.09.    Eligibility of Trustee. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales, or the United States of America, or any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.K. or U.S. federal or state authorities and which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes.
SECTION 7.10.    Resignation or Removal of Trustee. (1) The Trustee may at any time resign by giving written notice of such resignation to the Company and all Noteholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the giving of such notice of resignation to all Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and all Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a)    In case at any time any of the following shall occur:
(i)    the Trustee shall fail to comply with Section 7.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or
(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(b)    The holders of 75% or more in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(c)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
SECTION 7.11.    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.
Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall give notice of the succession of such trustee to all Noteholders. If the Company fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

SECTION 7.12.    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be eligible under the provisions of Section 7.09.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or Authentication Agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an Authentication Agent appointed by such successor trustee may, upon receipt of a Company Order, authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 7.13.    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (1) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(i)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
(b)    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)    a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;
(iii)    a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 7.14.    Agents; General Provisions.
(a) Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not (i) joint or (ii) joint and several.
(b) Agents of Trustee. The Company and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Company and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Company.
(c) Moneys held by Agents. No Agent shall be liable for interest on any money received by it. Moneys held by Agents need not be segregated from other funds except to the extent required by law or Section 4.04.
(d) Payments by Agents. No Agent shall be required to make any payment under this Indenture unless and until it has received in advance the full amount to be paid. To the extent that an Agent has made a payment for which it did not receive in advance the full amount, the Company will reimburse the Agent the full amount of any shortfall.
(e) Repayment of Costs. No Agent shall have any duty to take any action if it has grounds for believing that it is not assured repayment of any costs it may incur in taking such action.
(f)Duties of Agents express not implied: The Agents shall only be obliged to perform duties set out in the agreement and terms and conditions, and shall have no implied duties.

ARTICLE 8
CONCERNING THE NOTEHOLDERS
SECTION 8.01.    Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
SECTION 8.02.    Proof of Execution by Noteholders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
SECTION 8.03.    Who Are Deemed Absolute Owners. The Company, the Trustee, any Authentication Agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the

Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
SECTION 8.04.    Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
SECTION 8.05.    Revocation of Consents; Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
SUPPLEMENTAL INDENTURES
SECTION 9.01.    Supplemental Indentures Without Consent of Noteholders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes in a manner that does not adversely affect the rights of any Noteholder;
(b)    to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 10;
(c)    to add guarantees with respect to the Notes;
(d)    to secure the Notes;
(e)    to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;
(f)    to make any change that does not adversely affect the rights of any holder in any material respect;
(g)    to appoint a successor Trustee with respect to the Notes; or
(h)    to issue additional Notes in accordance with Section 2.08 hereof.
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.
SECTION 9.02.    Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes or waiving any past default or compliance with provisions of this Indenture; provided, however, that no such supplemental indenture shall:
(a)    reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;
(b)    reduce the rate or extend the stated time for payment of interest on any Note;
(c)    reduce the principal of, or extend the Maturity Date of, any Note;

(d)    make any change that impairs or adversely affects the conversion rights of any Notes;
(e)    reduce the Fundamental Change Repurchase Price or redemption price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    make any Note payable in a currency other than that stated in the Note;
(g)    change the ranking of the Notes in a manner that is adverse to the Noteholders;
change the right of any holder to receive payment of principal of and interest, if any, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note; or

(i)	make any change in this Section 9.02 or in the waiver provisions in Section 6.02 or Section 6.09, in each case without the consent of each holder of an outstanding Note affected.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall give notice briefly describing such amendment to all Noteholders. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
SECTION 9.03.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the parties hereto and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 9.04.    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Trustee or the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authentication Agent), and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

SECTION 9.05.    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 15.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by the Indenture, and such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
SECTION 10.01.    Company May Consolidate, Etc. on Specified Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer, split-off or lease all or substantially all of its properties and assets to another Person, unless:
(a)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, partnership, limited liability company or similar entity organized and existing under the laws of any member state of the European Union, the United States of America, any state thereof, or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and
(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
Upon any such consolidation, merger, conveyance, transfer, split-off or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.
For purposes of this Section 10.01, the conveyance, transfer, split-off or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not, or Persons that are not, the Company or Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company to another Person.
SECTION 10.02.    Successor Corporation to Be Substituted. In case of any such consolidation, merger, conveyance, transfer, split-off or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall, upon receipt of a Company Order, authenticate and shall deliver, or cause to be authenticated and delivered, any

Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer or split-off (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
In case of any such consolidation, merger, conveyance, transfer, split-off or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
SECTION 10.03.    Opinion of Counsel to Be Given to Trustee. The Company shall not effect any merger, consolidation, conveyance, transfer, split-off or lease referred to in Section 10.01 unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer, split-off or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.

ARTICLE 11
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
SECTION 11.01.    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 12
CONVERSION OF NOTES
SECTION 12.01.    Conversion Right. (1) Upon compliance with the provisions of this Article 12, a holder of a Note shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $200,000 principal amount or an integral multiple thereof) of such Note:

(i)
subject to satisfaction of the conditions set forth in Section 12.01(b), at any time during the Contingent Conversion Period under the circumstances and during the periods set forth in Section 12.01(b); and

(ii)
irrespective of the conditions set forth in Section 12.01(b), at any time following the Contingent Conversion Period that is prior to the close of business on the fifth Business Day immediately preceding the Maturity Date, in each case, at an initial Conversion Ratio (the “Conversion Ratio”) of 4,360.3098 (subject to adjustment as provided in Section 12.04 of this Indenture) per $200,000 principal amount of Notes (subject to the settlement provisions of Section 12.02, the “Conversion Obligation”). A Noteholder may convert a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.
(a)    During the Contingent Conversion Period, the Notes may be surrendered for conversion:

(i)
if a Parity Event or a Trading Price Unavailability Event, as the case may be, occurs, during the period of ten Business Days from and including the first Business Day following the relevant Trading Price Notification Date.

Whether a Parity Event or a Trading Price Unavailability Event has occurred will be determined as follows:
(A)    Investor Notice
If a Noteholder (the “Notifying Noteholder”) has delivered to the Paying Agent a valid Investor Notice, the Issuer will be required to instruct the Calculation Agent no later than the second Trading Day following the Investor Notice Date to verify whether a Parity Event or a Trading Price Unavailability Event, as the case may be, has occurred.
In order to be valid the Investor Notice must be:

(I)	received by the Paying Agent no later than at 4:00 p.m. (London time) on the fifth Business Day after the last Trading Day of the specified Investor Measurement Period;

(II)	delivered together with reasonable evidence that either of the conditions set out in the definition of the term “Investor Notice” were satisfied; and

(III)	delivered together with proof that the Notifying Noteholder at the time of such notice is a holder of the relevant Notes by means of a certificate of its custodian or in any other appropriate manner.
For the avoidance of doubt, the Paying Agent will not be responsible for determining whether a Parity Event or a Trading Price Unavailability Event has occurred or whether the information presented in Section 12.01(b)(i)(A)(II) provides reasonable evidence that either of the conditions set out in the definition of the term “Investor Notice” were satisfied.
(B)    Verification by the Calculation Agent
Upon instruction by the Issuer the Calculation Agent will verify whether a Parity Event or a Trading Price Unavailability Event, as the case may be, has occurred. If in doing so the Calculation Agent determines:

(I)
that the Parity Event or the Trading Price Unavailability Event, as the case may be, has occurred in the relevant Measurement Period, the Issuer shall so notify the Noteholders, the Trustee and the Conversion Agent no later than on the Trading Price Notification Date; or

(II)
that no Parity Event or Trading Price Unavailability Event has occurred in the relevant Measurement Period, the Issuer shall notify the Notifying Noteholder thereof no later than on the Trading Price Notification Date.

When verifying whether a Parity Event or Trading Price Unavailability Event has occurred, the question whether and at which level any Trading Price is available on any day shall be determined on such day and at such time at which such Trading Price is determined by the Calculation Agent (or, as the case may be, an Independent Expert).
Any determination by the Calculation Agent will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer and all Noteholders.
Any determination by an Independent Expert as set out in the definition of the term “Trading Price” or “Trading Price Unavailability Event” will, in the absence of manifest error, be conclusive in all respects and binding upon the Issuer, all Noteholders and the Calculation Agent.

(C)	If, upon receipt of any valid Investor Notice, the Issuer fails to duly notify, by the Trading Price Notification Date,

(I)	the Noteholders in accordance with Section 12.01(b)(i)(B)(I) of the occurrence of the Parity Event or the Trading Price Unavailability Event, as the case may be, or

(II)	the Notifying Noteholder in accordance with Section 12.01(b)(i)(B)(II) that such alleged Parity Event or Trading Price Unavailability Event, as the case may be, has not occurred,

then such Parity Event or Trading Price Unavailability Event, as the case may be, will be deemed to have occurred up to and including any Trading Day on which the Issuer makes such notification, and the Notes may be surrendered for conversion during the period specified in Section 12.01(b)(i) above.
(D)    Definitions
In this Section 12.01(b)(i) the following terms shall have the following meaning:
“Adjusted Parity Value” means 98 per cent. of the Parity Value in effect on each relevant Trading Day.
A “Daily Trading Price Unavailability Event” occurs on any Trading Day on which no Trading Price is available, as determined by an Independent Expert.
“Investor Measurement Period” means, in relation to an Investor Notice, the period of five consecutive Trading Days ending no earlier than the fifth Trading Day prior to the relevant Investor Notice Date.
“Investor Notice” means a notice by a Notifying Noteholder to the Paying Agent in text form specifying that in its opinion on any Trading Day during the relevant Investor Measurement Period:

(i)	the Trading Price could not be determined pursuant to clause (i) of the definition of the term “Trading Price”; or

(ii)	the Trading Price as determined pursuant to clause (i) of the definition of the term “Trading Price” was less than the Adjusted Parity Value on such Trading Day.
“Investor Notice Date” means the date on which the Paying Agent has received from a Notifying Noteholder a valid Investor Notice.
“Measurement Period” means, in relation to an Investor Notice, the period of ten consecutive Trading Days commencing on the third Trading Day following the Investor Notice Date.
A “Parity Event” occurs if (i) the Trading Price can be determined on at least five Trading Days during the Measurement Period, and (ii) on each such Trading Day on which such Trading Price can be determined, such Trading Price is less than the Adjusted Parity Value on such Trading Day.
“Parity Value” on any Trading Day is equal to the product of the then-applicable Conversion Ratio on such Trading Day and the Last Reported Sale Price of the Common Stock on such Trading Day.
“Trading Price” on a Trading Day means the mid market price per $200,000 principal amount of Notes determined as follows:

(i)
The “Trading Price” is equal to the mid Bloomberg Generic Price (or any successor thereto) per $200,000 principal amount of Notes as at the close of business on such Trading Day as displayed on or derived from Bloomberg page XS1908221507 Corp HP (using the setting "Last Price" or any successor page or setting), as determined by the Calculation Agent.

(ii)
If the “Trading Price” cannot be determined pursuant to clause (i) above, it will be equal to such mid market price per $200,000 principal amount of Notes as displayed on or derived from any other page on Bloomberg or any successor to Bloomberg providing substantially similar data to those that would otherwise have been determined pursuant to clause (i) above (as determined by an Independent Expert).

(iii)
If the “Trading Price” cannot be determined pursuant to clause (i) or (ii) above, it will be equal to such mid market price per $200,000 principal amount of Notes as derived from any other public source (if any) providing substantially similar data to those that would otherwise have been determined pursuant to clause (i) above (as determined by an Independent Expert).

(iv)
If the “Trading Price” cannot be determined pursuant to clause (i), (ii) or (iii) above, it will be equal to such mid market price per $200,000 principal amount of Notes as provided by leading financial institutions (as shall be considered to be appropriate by an Independent Expert).

“Trading Price Determination Date” means the second Trading Day following the last Trading Day of the Measurement Period.
“Trading Price Notification Date” means the second Trading Day following the Trading Price Determination Date or, if such day is not a Business Day, the Business Day immediately following such day.
A “Trading Price Unavailability Event” occurs if all of the following conditions are met:

(i)	a Daily Trading Price Unavailability Event has occurred on at least six Trading Days during the relevant Measurement Period; and

(ii)
the Trading Price (if any) per $200,000 principal amount of Notes as at the Trading Price Determination Date, or where no such Trading Price is available, the fair market value per $200,000 principal amount of Notes as at the Trading Price Determination Date (as determined by an Independent Expert not later than on the Trading Price Determination Date), is less than the Adjusted Parity Value as at the Trading Price Determination Date.

For the avoidance of doubt,

(x)	the provisions of Section 12.06 apply to the determinations and procedures contemplated by this Section 12.01(b)(i); and

(y)
neither the Issuer nor the Calculation Agent shall be under any duty to monitor whether, or (aside from the Issuer's obligation to notify the Noteholders, the Trustee and the Conversion Agent pursuant to Section 12.01(b)(i)(B)(I)) to notify Noteholders that, a Parity Event or a Trading Price Unavailability Event has occurred at any time during the Contingent Conversion Period; and

(ii)    in the event that the Company elects to distribute cash, assets, securities, or other property to all or substantially all holders of its Common Stock, which distribution has a per share value (as determined by the Calculation Agent) greater than 25% of the arithmetic mean of the Daily VWAP of the Common Stock on each Trading Day in the 20 consecutive Trading Day period immediately preceding the date of declaration for such distribution, then the Company shall notify all holders of the Notes, the Trustee and the Conversion Agent not less than 20 Scheduled Trading Days prior to the proposed Ex-Dividend Date for such distribution and will update such notice promptly if the proposed Ex-Dividend Date subsequently changes. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the fifth Business Day immediately prior to such Ex-Dividend Date and (2) the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. No Noteholder may exercise this right to convert if the Noteholder otherwise may participate in such distribution without conversion (based upon the then-applicable Conversion Ratio and upon the same terms as holders of the Company’s Common Stock);
(iii)    in the event of a Fundamental Change (determined without regard to the proviso immediately following clause (d) of such definition) or a Make-Whole Fundamental Change, a Noteholder may surrender Notes for conversion at any time from and after the 60th Scheduled Trading Day prior to the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change, as the case may be, until the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date, if any, corresponding to such Fundamental Change (or, if later, the close of business on the 60th calendar day (or, if such day is not a Business Day, the immediately following Business Day) following the date of the Fundamental Change Company Notice), or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change, the close of business on the 60th Trading Day immediately following such effective date (or, if later, the close of business on the 60th calendar day (or, if such day is not a Business Day, the immediately following Business Day) following the date on which Noteholders are given notice of the Make-Whole Fundamental Change following the occurrence thereof. The Company shall give notice to all Noteholders, the Trustee and the Conversion Agent of the anticipated effective date of any proposed Fundamental Change or Make-Whole Fundamental Change, as the case may be, as soon as practicable after the date the Company publicly announces such event, and shall use commercially reasonable efforts to determine the anticipated effective date and make such announcement in time to give such notice no later than 60 Scheduled Trading Days in advance of such anticipated effective date; provided that (i) the Company shall not be required to give such notice more than 60 Scheduled Trading Days in advance of such anticipated effective date, (ii) if the Company does not have knowledge of such event at least 60 Scheduled Trading Days in advance of such anticipated effective date, the Company shall provide such notice within one Business Day of the date upon which the Company receives notice or otherwise becomes aware of such event; and (iii) the Company shall update any such previously given notice promptly if the anticipated effective date subsequently changes.

(iv)    in any Fiscal Quarter during the Contingent Conversion Period after the Fiscal Quarter ending December 31, 2018, if the arithmetic mean of the Last Reported Sale Prices of the Common Stock in each Trading Day in any twenty consecutive Trading Days within the period of thirty consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding Fiscal Quarter is equal to or more than 130% of the then-applicable Conversion Price on the last day of such preceding Fiscal Quarter (such price, the “Conversion Trigger Price”). The Company shall have the Calculation Agent determine, within three Trading Days from the beginning of each Fiscal Quarter after the fiscal quarter ending December 31, 2018, whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify, within six Trading Days from the last Trading Day of the immediately preceding Fiscal Quarter, the Trustee, the Conversion Agent and the Noteholders if the Calculation Agent has determined that the Notes may be surrendered for conversion in accordance with this clause (iv);
(v)    at any time from and after the day (which must be a Business Day) on which notice of redemption is given in accordance with Article 14 hereof until the close of business on the 10th calendar day (or, if such day is not a Business Day, the immediately following Business Day) immediately preceding the Redemption Date; and
(vi)    at any time from and after the occurrence of an Event of Default, until such Event of Default shall have been cured or waived or the principal amount of the Notes shall have been accelerated.
SECTION 12.02.    Conversion Procedure. (1) Subject to this Section 12.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders, in respect of each $200,000 principal amount of Notes being converted, cash in amount equal to the sum of the Daily Cash Settlement Amounts for each of the 50 consecutive Trading Days during the related Calculation Period (the “Cash Settlement Amount”), as set forth in this Section 12.02, and as determined by the Calculation Agent.
(a)    In respect of definitive Notes, before any holder shall be entitled to convert the same as set forth above, such holder shall complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form attached as Exhibit B hereto (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by any appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (3) if required, furnish appropriate endorsements and transfer documents. In respect of Global Notes, beneficial interests therein may only be surrendered for conversion in accordance with the Applicable Procedures. In connection with all conversions in respect of beneficial interests in a Global Note, the Conversion Agent (copied to the Trustee and the Registrar) must receive: (1) a Notice of Conversion from the Common Depositary or its nominee (as the sole registered holder of such Global Note); and (2) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to surrender for conversion an amount equal to the beneficial interest to be converted.
The Conversion Agent shall notify the Company of any conversion pursuant to this Article 12 as soon as practicable and no later than the following Business Day. Without diminishing the Conversion Agent’s liability to the Company for failure to comply with its obligation under the preceding sentence, any delay in such notification will not invalidate the effectiveness of the Notice of Conversion.

No Notice of Conversion with respect to any Notes (or portions thereof) may be given by a holder thereof or shall be effective if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes (or portions thereof) and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.02, unless the Company defaults in the payment of the Fundamental Change Repurchase Price.
If more than one Note (or portion thereof) shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes (or portions thereof), if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
A Note (or portion thereof) shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that each of the requirements set forth in this Section 12.02(b) have been complied with.
(b)    The Company covenants and agrees that it will cause the cash due in respect of its Conversion Obligation to be paid to the holder(s) of the Notes on the fifth Business Day immediately following the last Trading Day of the applicable Calculation Period; provided, however, that if, prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 12.05, the Company will cause the cash due in respect of its Conversion Obligation to be paid on the tenth Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required in order to calculate the amount of cash due in respect of the Company’s Conversion Obligation will not be available as of the applicable delivery date specified above, the Company will cause the applicable amount to be paid on the fifth Business Day after the earliest Trading Day on which such calculation can be made. The Company shall provide written notice to the Paying Agent (copied to the Trustee and Conversion Agent) at least three Business Days in advance of any such settlement date in the form of Exhibit C (a “Confirmation of Conversion”). For the avoidance of doubt, none of the Trustee, the Conversion Agent or the Paying Agent will have any further obligation in respect of a Notice of Conversion delivered to the Company pursuant to Section 12.02(b) in relation to any conversion, including the payment of any cash due upon conversion, unless and until a Confirmation of Conversion is received from the Company.
The Company shall deposit with the Paying Agent no later than 10:00 a.m. (London time) one Business Day prior to the settlement date specified in the Confirmation of Conversion an amount of cash sufficient to pay the cash specified as due in the Confirmation of Conversion. If the Paying Agent holds money sufficient to make such payment by such time and on such date and is not prohibited from paying such money to the Noteholders, then, provided that the cash due and the settlement date specified in the Confirmation of Conversion are correct: (i) such Notes (or portions thereof) will cease to be outstanding; (ii) interest will cease to accrue on such Notes on and after the Conversion Date; and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the cash due in respect of the Company’s Conversion Obligation). If the cash due in respect of the Company’s Conversion Obligation is not paid on the settlement date or in the correct amount, including because of failure of the Company to comply with this Section 12.02(c) or due to inaccuracy or mistake in the Confirmation of Conversion, interest shall be paid on the overdue Cash Settlement Amount, or on any deficiency in the portion thereof paid, at the rate provided in the Notes.
For the avoidance of doubt, the Trustee, Conversion Agent and Paying Agent shall be held harmless and have no liability with respect to any inaccuracy or mistake in the Confirmation of Conversion (and, for the avoidance of doubt, shall not be required to pay a greater or lesser amount than specified, or on a date other than the settlement date specified, in the Confirmation of Conversion), be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 12.02(c), and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment, and shall also be held harmless with respect to any authentication and delivery of a definitive Note in reduced principal amount pursuant to Section 12.02(d) or any notation reducing the principal amount represented by any Global Note pursuant to Section 12.02(e) in reliance on a Confirmation of Conversion.
(c)    In case any definitive Note shall be surrendered for partial conversion, the Company shall execute and the Trustee or any Authentication Agent, upon receipt of a Company Order, shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
(d)    Upon the conversion of an interest in a Global Note, the Registrar or the Paying Agent shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.
(e)    Upon conversion, a Noteholder shall not receive any additional cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligations pursuant to Section 12.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if definitive Notes are converted after the close of business on an Interest Record Date, holders of such definitive Notes as of the close of business on the Interest Record Date will receive the interest payable on such definitive Notes on the corresponding Interest Payment Date notwithstanding the conversion, provided that the Settlement Amount in respect of any such definitive Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date will be reduced by an amount equal to the interest payable on the Notes so converted; provided, further, however, that no such reduction in the Settlement Amount shall result (1) if the Company has specified a Fundamental Change Repurchase Date that is after such Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest existing at the time of conversion with respect to such definitive Notes, (3) if the Company has specified a Redemption Date that is after such Interest Record Date but on or prior to the corresponding Interest Payment Date; or (4) if the definitive Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. For the avoidance of doubt, owing to absence of intervening Business Days between Interest Record Dates and corresponding Interest Payment Dates in the case of Global Notes, no conversion of a beneficial interest in a Global Note between the close of business on an Interest Record Date and the opening of business on the corresponding Interest Payment Date may (or is intended to) occur, and the immediately preceding sentence shall have no application to any such interests in Global Notes. Except as set forth in this Section 12.02(f), no payment or adjustment will be made for accrued and unpaid interest on converted Notes.
SECTION 12.03.    Increased Conversion Ratio Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (1) Notwithstanding anything herein to the contrary, the Conversion Ratio applicable to each Note that is surrendered for conversion, in accordance with this Article 12, at any time from, and including, the effective date (the “Effective Date”) of a Make-

Whole Fundamental Change until, and including, the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change, the close of business on the 60th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (or, if later in either case, the close of business on the 60th calendar day (or, if such day is not a Business Day, the immediately following Business Day) following the date of the related Fundamental Change Company Notice or the date on which Noteholders are given notice of the Make-Whole Fundamental Change following the occurrence thereof, as applicable) (such period, the “Make-Whole Fundamental Change Period”), shall be increased to an amount equal to the Conversion Ratio that would, but for this Section 12.03, otherwise apply to such Note pursuant to this Article 12, plus an amount equal to the Make-Whole Conversion Ratio Adjustment.
As used herein, “Make-Whole Conversion Ratio Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Calculation Agent:
Make-Whole Conversion Ratio Adjustment

	Stock Price
Effective Date	$35.98	$40.00	$45.87	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$125.00	$140.00
November 13, 2018	1,199.0910	1,018.8252	722.1502	574.2222	341.3469	209.9702	131.2302	81.5302	48.7002	26.2393	6.1814	0.0000
November 13, 2019	1,199.0910	991.2502	687.3985	538.0902	308.1435	183.0331	110.8152	66.8702	38.8062	20.0611	1.9270	0.0000
November 13, 2020	1,199.0910	961.5302	647.3883	495.9062	269.3569	152.1245	87.9502	50.8858	28.3242	13.8666	0.0000	0.0000
November 13, 2021	1,199.0910	919.2052	592.5182	439.1542	219.5602	114.3673	61.4152	33.2502	17.3362	7.7411	0.0000	0.0000
November 13, 2022	1,199.0910	854.6152	511.9397	357.9782	153.6235	68.7045	32.2252	15.6124	7.3882	2.8793	0.0000	0.0000
November 13, 2023	1,199.0910	753.3502	383.7291	232.6782	65.9602	19.1302	6.5777	2.8191	1.2362	0.0000	0.0000	0.0000
November 13, 2024	1,199.0910	639.6902	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:
(i)    if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the row titled “Stock Price”, or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date”, then the Make-Whole Conversion Ratio Adjustment for such Make-Whole Fundamental Change shall be determined by the Calculation Agent (and rounded to the nearest one-ten thousandth (1/10,000) of a share (with 5/100,000 of a share rounded upwards)) by straight-line interpolation between the Make-Whole Conversion Ratio Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;
(ii)    if the actual Stock Price of such Make-Whole Fundamental Change is greater than $140.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $35.98 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Ratio Adjustment shall be equal to zero and this Section 12.03 shall not require the Company to increase the Conversion Ratio with respect to such Make-Whole Fundamental Change;

(iii)    if an event occurs that requires, pursuant to this Article 12 (other than solely pursuant to this Section 12.03), an adjustment to the Conversion Ratio, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the row titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product (and rounded to the nearest $0.0001 (with $0.00005 rounded upwards)) of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Ratio in effect immediately before such adjustment to the Conversion Ratio and whose denominator is the Conversion Ratio to be in effect, in accordance with this Article 12, immediately after such adjustment to the Conversion Ratio;
(iv)    each Make-Whole Conversion Ratio Adjustment set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Ratio is to be adjusted pursuant to Section 12.04; and
(v)    in no event will the Conversion Ratio exceed 5,559.4008 per $200,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Ratio pursuant to Section 12.04.
(vi)    If any Noteholder converts such holder’s Notes prior to or following the Make-Whole Fundamental Change Period, such holder will not be entitled to receive the increased Conversion Ratio resulting from the Make-Whole Conversion Ratio Adjustment in connection with such conversion.
(b)    Each notice, announcement and publication required by Section 12.01(b)(iii) in respect of a Make-Whole Fundamental Change shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Ratio applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated by the Calculation Agent and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than five Business Days after the actual Effective Date of each Make-Whole Fundamental Change, the Company shall give all Noteholders, the Trustee and the Conversion Agent written notice of such Effective Date and the amount by which the Conversion Ratio has been so increased.
Nothing in this Section 12.03 shall prevent an adjustment to the Conversion Ratio pursuant to Section 12.04 in respect of a Make-Whole Fundamental Change.
SECTION 12.04.    Adjustment of Conversion Ratio. The Conversion Ratio shall be adjusted from time to time by the Calculation Agent as follows:
(a)    If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Ratio will be adjusted based on the following formula:

CR = CR0	x	OS OS0

where

CR0
=    the applicable Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

CR
=    the applicable Conversion Ratio in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

OS0	= the number of shares of Common Stock outstanding immediately prior to such dividend, distribution share split or share combination, as the case may be; and

OS	= the number of shares of Common Stock outstanding immediately after such dividend distribution share split or share combination, as the case may be.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the Business Day immediately following the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Ratio shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Ratio that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
(b)    If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than sixty calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the arithmetic average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Ratio shall be increased based on the following formula:

CR = CR0	x	OS0 + X OS0 + Y

where

CR0	= the applicable Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	= the applicable Conversion Ratio in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	= the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	= the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock over the shorter of (i) the period of Trading Days from, and including, the date of announcement of the terms of such rights, options or warrants distribution (if announced prior to the close of business, or, otherwise, the immediately following Trading Day) to, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such rights, options or warrants distribution; and (ii) the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such rights, options or warrants distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Ratio shall be readjusted to the Conversion Ratio that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Ratio shall again be adjusted to be the Conversion Ratio that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.
For purposes of this Section 12.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the arithmetic average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by an Independent Expert. In no event shall the Conversion Ratio be decreased pursuant to this Section 12.04(b).
(c)    If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property, or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Stock, other than (i) dividends or distributions (including share splits) covered by Section 12.04(a) or Section 12.04(b), (ii) dividends or distributions paid exclusively in cash and covered by Section 12.04(d) and (iii) Spin-Offs to which the provisions set forth below in this Section 12.04(c) shall apply (any of such shares of Capital Stock, indebtedness, or other asset or property, or rights, options or warrants to acquire its Capital Stock or other securities, hereinafter in this Section 12.04(c) called the “Distributed Property”), then, in each such case the Conversion Ratio shall be increased based on the following formula:

CR = CR0	x	SP0 SP0 – FMV

where

CR0	= the applicable Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	= the applicable Conversion Ratio in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0
=     the arithmetic average of the Last Reported Sale Prices of the Common Stock over the shorter of (i) the period of Trading Days from, and including, the date of announcement of the terms of such distribution (if announced prior to the close of business, or, otherwise, the immediately following Trading Day) to, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and (ii) the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV
=    the fair market value (as determined by an Independent Expert) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Noteholder shall have the right to receive on conversion in respect of each $200,000 principal amount of the Notes held by such holder, in addition to the Cash Settlement Amount in respect of the number of shares of Common Stock represented by the Conversion Ratio, the amount and kind of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the applicable Conversion Ratio immediately prior to the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio that would then be in effect if such dividend or distribution had not been declared. If the Independent Expert determines “FMV” for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 12.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Ratio will be increased based on the following formula:

CR = CR0	x	FMV0 + MP0 MP0

where

CR0	= the applicable Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR	= the applicable Conversion Ratio in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0
=    the arithmetic average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references there to Capital Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	= the arithmetic average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Ratio under the preceding paragraph of this Section 12.04(c) shall be made immediately after the opening of business on the day after the last day of the Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten consecutive Trading Days prior to, and including, the end of the Calculation Period in respect of any conversion, references within this Section 12.04(c) relating to Spin-Offs to ten consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Ratios in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Calculation Period. For purposes of determining the applicable Conversion Ratio, in respect of any conversion during the ten consecutive Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references within this Section 12.04(c) relating to Spin-Offs to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.
For purposes of this Section 12.04(c) (and subject in all respect to Section 12.11), rights, options or warrants distributed by the Company to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.04(c) (and no adjustment to the Conversion Ratio under this Section 12.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Ratio shall be made under this Section 12.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Ratio under this Section 12.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Ratio shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Ratio shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Ratio shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 12.04(a), Section 12.04(b) and this Section 12.04(c), any dividend or distribution to which this Section 12.04(c) is applicable that also includes one or both of:
(A)a dividend or distribution of shares of Common Stock to which Section 12.04(a) is applicable (the “Clause A Distribution”); or
(B)a dividend or distribution of rights, options or warrants to which Section 12.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 12.04(c) is applicable (the “Clause C Distribution”) and any Conversion Ratio adjustment required by this Section 12.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Ratio adjustment required by Section 12.04(a) and Section 12.04(b) with respect thereto shall then be made, except that, if determined by the Calculation Agent, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to such dividend, distribution or share split or share combination” within the meaning of Section 12.04(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 12.04(b).
(C)In no event shall the Conversion Ratio be decreased pursuant to this Section 12.04(c).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Company’s outstanding Common Stock, the applicable Conversion Ratio shall be increased based on the following formula:

CR = CR0	x	SP0 SP0 – C

where

CR0	= the applicable Conversion Ratio in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR	= the applicable Conversion Ratio in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	= the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	= the amount in cash per share the Company pays or distributes to holders of its Common Stock.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Noteholder shall receive, for each $200,000 principal amount of Notes, at the same time and upon the same terms, the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Ratio on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.
In no event shall the Conversion Ratio be decreased pursuant to this Section 12.04(d).
(e)    If (i) the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, and (ii) the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the arithmetic average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Ratio shall be increased based on the following formula:

CR = CR0	x	AC + (SP x OS) OS0 x SP

where

CR0	= the applicable Conversion Ratio in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	= the applicable Conversion Ratio in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	= the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0
=     the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	= the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	= the arithmetic average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
Such adjustment under this Section 12.04(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten consecutive Trading Days prior to, and including, the end of the Calculation Period in respect of any conversion, references within this Section 12.04(e) to ten consecutive Trading Day period shall be deemed replaced, for purposes of calculating the affected daily Conversion Ratios in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Calculation Period.
For purposes of determining the applicable Conversion Ratio, in respect of any conversion during the ten consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date, references within this Section 12.04(e) to ten consecutive Trading Days period shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Ratio shall again be adjusted to be the Conversion Ratio that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.
In no event shall the Conversion Ratio be decreased pursuant to this Section 12.04(e).
(f)    The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
(g)    Notwithstanding this Section 12.04 or any other provision of this Indenture or the Notes, if any Conversion Ratio adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Ratio adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on the close of business on the last Trading Day of a related Calculation Period, the Calculation Agent (if the Calculation Agent determines in its sole discretion it is able to make such determination) or (in any other case) an Independent Expert shall make adjustments to the Conversion Ratio and the amount of cash payable upon conversion of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 12.04 and the other provisions of this Article 12 and to avoid unjust or inequitable results. Any adjustment made pursuant to this Section 12.04(g) shall apply in lieu of the adjustment or other term that would otherwise be applicable.
(h)    In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 12.04, and to the extent permitted by applicable law and subject to the applicable rules of the Relevant Exchange, the Company from time to time may increase the Conversion Ratio by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the

Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Ratio to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Ratio is increased pursuant to the preceding sentence, the Company shall give notice of the increase to all Noteholders at least fifteen days prior to the date the increased Conversion Ratio takes effect, and such notice shall state the increased Conversion Ratio and the period during which it will be in effect.
(i)    No adjustment to the applicable Conversion Ratio is required: (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan; (ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries; (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued; (iv) for a change in the par value of the Common Stock; (v) for accrued and unpaid interest; or (vi) for any transactions described in this Section 12.04 if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held a number shares of Common Stock equal to the Conversion Ratio at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.
(j)    All calculations and other determinations under this Article 12 shall be made by the Calculation Agent (unless otherwise specified) and any Conversion Rate adjusted pursuant thereto will be rounded to the nearest one-ten thousandth (1/10,000) of a share (with 5/100,000 of a share rounded upwards).
(k)    No adjustment to the Conversion Ratio will be made if the adjustment would result in a change in the Conversion Ratio of less than 1%. However, any adjustments that are less than 1% of the Conversion Ratio shall be carried forward and made, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes, and (ii) on each Trading Day of any Calculation Period.
(l)    Whenever the Conversion Ratio is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Ratio and may assume without inquiry that the last Conversion Ratio of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the date on which each adjustment becomes effective and shall give notice of such adjustment of the Conversion Ratio to all Noteholders within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(m)    For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not vote or pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
SECTION 12.05.    Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 12.04(a)), (ii) any consolidation, merger, combination, split-off or binding share exchange involving the Company, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any other Person, in each case as a result of which holders of the Common Stock shall be entitled to receive cash, securities or other property or assets (the “Reference Property”) with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:
(a)    The Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01 providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any Merger Event, the Reference Property includes shares of stock, other securities or other property or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 13 herein.
In the event the Company shall execute a supplemental indenture pursuant to this Section 12.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of securities or property or assets (including cash or any combination thereof) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be given to all Noteholders within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(b)    Notwithstanding the provisions of Section 12.02(b), and subject to the provisions of Section 12.01 and Section 12.03, at and after the effective time of such Merger Event, (i) the Cash Settlement Amount shall be based upon Reference Property consisting of the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Ratio immediately prior to such Merger Event would have owned or been entitled to receive upon such transaction (subject to Section 12.02), and (ii) the related Conversion Obligation shall be settled as set forth under clause (d) below, it being understood and agreed that for purposes of Section 12.01(b), references therein to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration” and references therein to “the Daily VWAP of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Daily VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.” The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 12.05. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event.
(c)    With respect to each $200,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash in accordance with Section 12.02(a) as follows:
(A)    The Company shall pay to the converting Noteholder cash in an amount, per $200,000 principal amount of Notes equal to the sum, as determined by the Calculation Agent, of the Daily Cash Settlement Amounts for each of the 50 consecutive Trading Days during the related Calculation Period, such Daily Cash Settlement Amounts determined as if the reference to “the Daily VWAP of the Common Stock” in the definition thereof were instead a reference to “the Daily VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration”.
(B)    The Daily Cash Settlement Amounts shall be determined by the Calculation Agent promptly following the last day of the Calculation Period.
(C)    For purposes of this Section 12.05, the “Weighted Average Consideration” shall mean the weighted average, as determined by the Calculation Agent, of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election.
(D)    The Company shall notify the holders of the Notes of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
(d)    The above provisions of this Section shall similarly apply to successive Merger Events.
SECTION 12.06.    Responsibility of Trustee; Conversion Agent. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Noteholder to determine the Conversion Ratio (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the amount of any cash that may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to pay any cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.05 relating to the amount of cash receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 12.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 12.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 12.01(b).
SECTION 12.07.    Notice to Noteholders Prior to Certain Actions. In case of any:
(a)    action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Ratio pursuant to Section 12.04 or 12.08; or
(b)    Merger Event; or
(c)    voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and given to all Noteholders as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by or in respect of the Company or one of its Subsidiaries, or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
SECTION 12.08.    Stockholder Rights Plans. To the extent that the Company shall have a stockholder rights plan or another rights plan in effect in the future, if prior to the time of conversion, rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Ratio will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidence of indebtedness or assets or property as provided in Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 13
REPURCHASE OF NOTES AT OPTION OF HOLDERS
SECTION 13.01.    Repurchase at Option of Noteholders upon a Fundamental Change. (1) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $200,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty Business Days and not more than thirty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this Article 13 shall be equal to 100% of the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest. A Noteholder may require repurchase of a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination. Repurchases of Notes under this Section 13.01 shall be made, at the option of the holder thereof, upon:
(i)    delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit D thereto on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 13.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:
(A)    if certificated, the certificate numbers of Notes to be delivered for repurchase;
(B)    the portion of the principal amount of Notes to be repurchased, which must be $200,000 or an integral multiple thereof; and
(C)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures and the Paying Agent must receive such notice.
Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 13.03(a).
Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 13.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(b)    On, or within the twenty calendar days after, the occurrence of the effective date of a Fundamental Change, the Company shall give notice to all Noteholders (the “Fundamental Change Company Notice”) of the occurrence of, and the effective date of, the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the effective date of the Make-Whole Fundamental Change;
(iii)    the Fundamental Change Repurchase Price;
(iv)    the Fundamental Change Repurchase Date;
(v)    that the holder must exercise the repurchase right on or prior to the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
(vi)    if applicable, the name and address of the Paying Agent and the Conversion Agent;
(vii)    if applicable, the applicable Conversion Ratio, and any adjustments to the applicable Conversion Ratio;
(viii)    if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;
(ix)    that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
(x)    the procedures that holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01.
(c)    Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d)    In connection with any purchase offer, the Company will:
(i)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act and if the Exchange Act is applicable;
(ii)    file a Schedule TO or any successor or similar schedule, if required under the Exchange Act and if the Exchange Act is applicable; and
(iii)    comply with any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with any offer by the Company to purchase the Notes.
Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above or with the provisions of any other applicable securities laws or regulations in accordance with clause (iii) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.
Notwithstanding the foregoing the Company shall not be required to repurchase the Notes in accordance with this Section 13.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 13.01 and purchases all Notes validly tendered and not withdrawn under such purchase offer.
SECTION 13.02.    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 13.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(a)    the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Common Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;
(b)    the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
(c)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $200,000 or an integral multiple thereof, provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with Applicable Procedures and the Paying Agent must receive such notice.
SECTION 13.03.    Deposit of Fundamental Change Repurchase Price. (1) The Company will deposit with the Paying Agent no later than 10:00 a.m. (London time) one Business Day prior to the Fundamental Change Repurchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made by the Paying Agent on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 13.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the holder thereof in the manner required by Section 13.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Common Depositary shall be made by wire transfer of immediately available funds to the account of the Common Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(a)    If by 10:00 a.m. (London time) one Business Day prior to the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on and after the Fundamental Change Repurchase Date, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent. If any Note surrendered for repurchase is not paid on the Fundamental Change Repurchase Date because of the failure of the Company to comply with this Section 13.03, interest shall be paid on the overdue principal (and on overdue accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law)) at the rate provided in the Notes.
(b)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 13.01, the Company shall execute and the Trustee or any Authentication Agent shall, upon receipt of a Company Order, authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 14
REDEMPTION AT THE OPTION OF THE COMPANY
SECTION 14.01.    Right of Redemption. The Company may redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 calendar days’ prior written notice to the Holders, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, together with accrued and unpaid interest, if any, thereon to, but excluding, the date set for the redemption of the Notes (the “Redemption Date”) (subject to the rights of Noteholders on the relevant Interest Record Date to receive interest on the relevant Interest Payment Date) if 20% or less of the aggregate principal amount of the Notes originally issued under this Indenture (including any additional Notes issued subsequently and forming a single series with the Notes) remain outstanding.
SECTION 14.02.    Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution delivered to the Trustee at least five Business Days prior to giving notice of such redemption to Noteholders,
SECTION 14.03.    Redemption Notice.
(a)    Notice of redemption shall be given to all Noteholders at least 30 days but not more than 60 days before a Redemption Date.

The notice will identify the Notes to be redeemed and will state:
(i)    the Redemption Date (which must be a Business Day);
(ii)    the redemption price;
(iii)    that on the Redemption Date, the redemption price will become due and payable upon the Notes, and that interest thereon, if any, shall cease to accrue on and after said date;
(iv)    the place or places where such Notes are to be surrendered for payment of the redemption price;
(v)    that Noteholders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in the Indenture;
(vi)    the time at which the Noteholders right to convert the Notes will expire; and
(vii)    the ISIN or Common Code other similar numbers, if any, assigned to such Notes.
(b)    A notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five Business Days before the notice of redemption is required to be given to all Noteholders (or such shorter period agreed to by the Trustee), and upon any request an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.
(c)    A notice of redemption shall be irrevocable.
(d)    A notice of redemption, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Noteholders receives such notice. In any case, a failure to give such notice of redemption or any defect in the notice of redemption to the holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.
SECTION 14.04.    Deposit of Redemption Price
(a)    The Company will deposit with the Paying Agent no later than 10:00 a.m. (London time) one Business Day prior to the Redemption Date an amount of cash sufficient to pay the redemption price, together with accrued and unpaid interest, if any, thereon, on the Redemption Date.
(b)    If by 10:00 a.m. (London time) one Business Day prior to the Redemption Date, the Paying Agent holds money sufficient to make payment on all the Notes to be redeemed and is not prohibited from paying such money to the Noteholders, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on and after the Redemption Date, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the redemption price, and previously accrued but unpaid interest, if any, upon delivery of the Notes). If any Note called for redemption is not paid on the Redemption Date because of the failure of the Company to comply with this Section 14.04, interest shall be paid on the overdue principal (and on overdue accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law)) at the rate provided in the Notes. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 14.04, and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.
SECTION 14.05.    Restrictions on Redemption. Notwithstanding the foregoing, no Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the redemption price with respect to such Notes).

ARTICLE 15
MISCELLANEOUS PROVISIONS
SECTION 15.01.    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
SECTION 15.02.    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.
SECTION 15.03.    Addresses for Notices, Etc. Any notice or communication that by any provision of this Indenture is required or permitted to be given or served by a party to the others is deemed to have been sufficiently given or made, for all purposes, if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: (i) if to or upon the Company, to QIAGEN N.V., Hulsterweg 82, 5912 PL Venlo, The Netherlands; (ii) if to or upon the Trustee, to the Corporate Trust Office, (iii) if to the Paying Agent or the Conversion Agent, to Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Facsimile No.: +44 20 7547 6149, Attention: Debt & Agency Services; and (iv) if to the Registrar or the Transfer Agent, to Deutsche Bank Luxembourg S.A., 2, Boulevard Konrad Adenauer, L-1115 Luxembourg, Facsimile No.: +00 352 473 136.

The Company, the Trustee and the Agents, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to be given to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given upon delivery of the notice to Euroclear and Clearstream for communication to entitled account holders.
SECTION 15.04.    Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.
SECTION 15.05.    Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture or the Notes or the transactions contemplated hereby may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Corporation Services Company, 1133 Avenue of the Americas, New York, New York, 10036, as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby (the “Authorized Agent”). The Company expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
SECTION 15.06.    Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest or other amount shall accrue for the period from and after such date.
SECTION 15.07.    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
SECTION 15.08.    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authentication Agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 15.09.    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 15.10.    Authentication Agent. The Trustee may appoint an Authentication Agent (“Authentication Agent”) that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.07, Section 2.08, Section 2.09, Section 9.04 and Section 13.03 as fully to all intents and purposes as though the Authentication Agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authentication Agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an Authentication Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such Authentication Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
Any corporation or other entity into which any Authentication Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any Authentication Agent shall be a party, or any corporation or other entity succeeding to the corporate agency or corporate trust business of any Authentication Agent, shall be the successor of the Authentication Agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authentication Agent or such successor corporation or other entity.
Any Authentication Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authentication Agent by giving written notice of termination to such Authentication Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authentication Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authentication Agent (which may be the Trustee), shall give written notice of such appointment to the Company and to all Noteholders.
The Company agrees to pay to the Authentication Agent from time to time reasonable compensation for its services on the terms agreed from time to time between the Company and the Authentication Agent.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 15.10 shall be applicable to any Authentication Agent.
The Trustee hereby appoints Deutsche Bank Luxembourg S.A. as Authentication Agent and Deutsche Bank Luxembourg S.A. as Authentication Agent hereby accepts such appointment and the Company hereby confirms that such appointment is acceptable to it.
SECTION 15.11.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15.12.    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
SECTION 15.13.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 15.14.    Calculations; Calculation Agent; Independent Expert. Except as otherwise provided herein, the Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Indenture and the Notes. The Calculation Agent, or, as the case may be, any Independent Expert appointed pursuant to this Indenture, will make all these calculations and other determinations in good faith and, absent manifest error, its calculations and other determinations will be final and binding on the Company, the Trustee, the Noteholders and the Agents. The Calculation Agent and, as the case may be, any Independent Expert appointed pursuant to this Indenture, will provide a schedule of its calculations and other determinations to each of the Company, the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of its calculations without independent verification. The Trustee will forward the calculations and other determinations of the Calculation Agent or, as the case may be, any Independent Expert appointed pursuant to this Indenture, to any Noteholder upon the request of that Noteholder. The Company shall procure that there will at all times be a Calculation Agent. The Calculation Agent may, subject to the provisions of any calculation agency agreement appointing the Calculation Agent, consult, at the expense of the Issuer, on any matter (including but not limited to, any legal matter), with any legal or other professional adviser it deems necessary and may rely upon any advice so obtained, and it shall not be liable and shall not incur any liability to the Company, the Trustee, the Agents or the Noteholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion. The Company is entitled to appoint an alternative financial advisor with appropriate expertise as the Calculation Agent. Furthermore, the Company is entitled to terminate the appointment of the Calculation Agent. In the event of such termination or the Calculation Agent being unable or unwilling to continue to act in such capacity, the Company shall appoint another reputable institution that customarily serves in such capacities as the Calculation Agent. Each Noteholder, the Trustee and the Conversion Agent shall be sent written notice of the details of any such appointment or termination without undue delay. The Calculation Agent shall act solely upon the request from, and exclusively as agent of, the Company in accordance with this Indenture and the Notes. Neither the Calculation Agent (acting in such capacity) nor any Independent Expert appointed pursuant to this Indenture (acting in such capacity) will thereby assume any obligations towards or relationship of agency or trust with, and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in accordance with this Indenture as against the Trustee, the Noteholders or the Agents.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

QIAGEN N.V.

By:	Name: Title:

[Signature page to the Indenture, Company]
DEUTSCHE TRUSTEE COMPANY LIMITED
as Trustee

By:	Name: Title:

By:	Name: Title:

[Signature page to the Indenture, Trustee]
DEUTSCHE BANK AG, LONDON BRANCH,
as Paying Agent and Conversion Agent

By:	Name: Title:

By:	Name: Title:

[Signature page to the Indenture, Paying Agent and Conversion Agent]
DEUTSCHE BANK LUXEMBOURG S.A.,
as Note Registrar, Transfer Agent and Authentication Agent

By:	Name: Title:

By:	Name: Title:

[Signature page to the Indenture, Note Registrar, Transfer Agent and Authentication Agent]
EXHIBIT A
[FORM OF FACE OF NOTE]
[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY NAMED BELOW OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS SECURITY AND THE INDENTURE. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE COMPANY, THE TRUSTEE, THE AGENTS AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.]1
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF EACH OF THE COMPANY, THE NOTE REGISTRAR AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D), TO REQUIRE DELIVERY OF A CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO IT. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE NOTE

REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.
THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE.

QIAGEN N.V.

1.000% Senior Unsecured Convertible Notes due 2024
No. [_____]    $[ ]
Common Code:     190822150
ISIN:             XS1908221507
QIAGEN N.V., a company organized under the laws of The Netherlands (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [____________], or its registered assigns, the principal sum of [____________] Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]2 on [●] and interest thereon as set forth below.
The Company promises to pay interest on the principal amount of this Note at the rate of 1.000% per annum from November 13, 2018 until November 13, 2024. The Company will pay interest semi-annually on May 13 and November 13 of each year, commencing on May 13, 2019, to holders of record at the close of business on the preceding [May 12]3 and [November 12]4 (whether or not such day is a Business Day), respectively. Interest on the Note will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Note, from November 13, 2018.
Payment of the principal of and accrued and unpaid interest on this Note shall be made at the office or agency of the Company maintained for that purpose, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Common Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Common Depositary or its nominee from time to time to the Paying Agent.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State applicable to contracts entered into and to be performed in such State.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized Authentication Agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
QIAGEN N.V.

By:	Name: Title:
Dated:

CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK LUXEMBOURG S.A., as Authentication Agent appointed by the Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
    Authorized Officer

[FORM OF REVERSE OF NOTE]

QIAGEN N.V.
1.000% Senior Unsecured Convertible Notes due 2024
This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.000% Senior Unsecured Convertible Notes due 2024 (the “Notes”), initially limited to the aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an Indenture dated as of November 13, 2018 (as such may be amended from time to time, the “Indenture”), between the Company and Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent and Conversion Agent, and Deutsche Bank Luxembourg S.A., as Note Registrar, Transfer Agent and Authentication Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, by either the Trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the redemption price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes shall be represented by one or more Global Notes in fully registered form without interest coupons in minimum denominations of $200,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund.
Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $200,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. A Noteholder may require repurchase of a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.
Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the fifth Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is in principal amounts of $200,000 or integral multiples thereof into cash, at a Conversion Ratio specified in the Indenture, as adjusted from time to time as provided in the Indenture. A Noteholder may convert a portion (less than all) of its Notes only if the Notes the Noteholder retains are in a Permitted Denomination.
The Company may redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 calendar days prior written notice to the Noteholders, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, together with accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date (subject to the rights of Noteholders on the relevant Interest Record Date to receive interest on the relevant Interest Payment Date) if 20% or less of the aggregate principal amount of the Notes originally issued under this Indenture (including any additional Notes issued subsequently and forming a single series with the Notes) remain outstanding.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE5

QIAGEN N.V.
1.000% Senior Unsecured Convertible Notes due 2024
The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Note Registrar
_________	__________________	__________________	__________________	__________________
_________	__________________	__________________	__________________	__________________
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EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: QIAGEN N.V.
Reference is made to the Indenture dated as of November 13, 2018 (as such may be amended from time to time, the “Indenture”), between QIAGEN N.V. and Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent and Conversion Agent, and Deutsche Bank Luxembourg S.A., as Note Registrar, Transfer Agent and Authentication Agent in respect of the 1.000% Senior Unsecured Convertible Notes due 2024.
The undersigned registered owner of the Note hereby referred to exercises the option to convert such Note, or the portion thereof below designated (being $200,000 principal amount or an integral multiple thereof and a portion which does not result in the undersigned’s ownership of Notes in other than a Permitted Denomination), into cash, in accordance with the terms of the Indenture, and directs that the cash due in respect of the Company’s Conversion Obligation and any Notes representing any unconverted principal amount be delivered to the registered holder thereof (or as otherwise specified below).
Principal amount to be converted (if less than all): $______,000
Identifying number of Notes: No. __________________

[Details of the bank account to be credited with such cash as is required to be paid upon conversion:
(Name of bank) __________________
(Address of bank) __________________
(Account name) __________________
(Account number) __________________.]6

[Registration of Notes representing any unconverted principal amount to be delivered other than to and in the name of the registered holder:
(Name) __________________
(Address) __________________.]7

Dated:    ____________________    _____________________________

B-1

_____________________________
Signature(s)
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

B-2

EXHIBIT C
[FORM OF CONFIRMATION OF CONVERSION]
To: Deutsche Bank AG, London Branch, as Paying Agent
Reference is made to the Indenture dated as of November 13, 2018 (as such may be amended from time to time, the “Indenture”), between QIAGEN N.V. and Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent and Conversion Agent, and Deutsche Bank Luxembourg S.A., as Note Registrar, Transfer Agent and Authentication Agent in respect of the 1.000% Senior Unsecured Convertible Notes due 2024.

This a Confirmation of Conversion pursuant to the Indenture. Further to the Notice of Conversion delivered to us by the Conversion Agent on [date] in respect of $______,000 in principal amount of the 1.000% Senior Unsecured Convertible Notes due 2024, we hereby notify you that the following amounts are due to the registered holder thereof [(or as otherwise specified in the Notice of Conversion)]8 in satisfaction of the Company’s Conversion Obligation on the settlement date specified below (which date is at least three Business Days following the date hereof), and you are hereby authorized and directed to make such payment to such registered holder [(or as otherwise specified in the Notice of Conversion)]9 on the settlement date to the extent of amounts that we deposit with you for that purpose no later than 10:00 a.m. London time prior to such settlement date in accordance with Section 12.02 of the Indenture.

Cash due in respect of Company’s Conversion Obligation: $__________________
Settlement date: __________________

QIAGEN N.V.
By:__________________

Name:

Title:

C-1

EXHIBIT D
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: QIAGEN N.V.
Reference is made to the Indenture dated as of November 13, 2018 (as such may be amended from time to time, the “Indenture”), between QIAGEN N.V. and Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent and Conversion Agent, and Deutsche Bank Luxembourg S.A., as Note Registrar, Transfer Agent and Authentication Agent in respect of the 1.000% Senior Unsecured Convertible Notes due 2024.
The undersigned registered owner of the Note hereby referred to acknowledges receipt of a notice from QIAGEN N.V. as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs QIAGEN N.V. to pay in accordance with the applicable provisions of the Indenture (1) the entire principal amount of this Note, or the portion thereof below designated (being $200,000 principal amount or an integral multiple thereof and a portion which does not result in the undersigned’s ownership of Notes in other than a Permitted Denomination), and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date, and deliver any Notes representing any unconverted principal amount to the registered holder thereof (or as otherwise specified below).
Principal amount to be repaid (if less than all): $______,000
Identifying number of Notes: No. __________________

[Details of the bank account to be credited with such cash as is required to be paid:
(Name of bank) __________________
(Address of bank) __________________
(Account name) __________________
(Account number) __________________.]10

[Registration of Notes representing any unconverted principal amount to be delivered other than to and in the name of the registered holder:
(Name) __________________
(Address) __________________.]11

D-1

Dated:    ____________________    _____________________________
_____________________________
Signature(s)
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-2

EXHIBIT E
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
To QIAGEN N.V. or a subsidiary thereof; or
Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
Pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended; or

Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.
Dated:

Signature(s)

Signature Guarantee*

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

E-1